 Exhibit 99.1

Permianville Royalty Trust Announces Monthly Cash Distribution

HOUSTON, Texas—(BUSINESS WIRE)— July 17, 2023

Permianville Royalty Trust (NYSE: PVL, the “Trust”) today announced a cash distribution to the holders of its units of beneficial interest of $0.053500 per unit, payable on August 14, 2023 to unitholders of record on July 31, 2023. The net profits interest calculation represents reported oil production for the month of April 2023 and reported natural gas production during March 2023. The calculation includes accrued costs incurred in May 2023.

The following table displays reported underlying oil and natural gas sales volumes and average received wellhead prices attributable to the current and prior month recorded net profits interest calculations.

	Underlying Sales Volumes				Average Price
	Oil		Natural Gas		Oil	Natural Gas
	Bbls	Bbls/D	Mcf	Mcf/D	(per Bbl)	(per Mcf)
Current Month	64,721	2,088	604,148	21,577	$86.52	$2.75
Prior Month	38,120	1,230	195,616	6,986	$71.94	$2.85

Recorded oil cash receipts from the oil and gas properties underlying the Trust (the “Underlying Properties”) totaled $5.6 million for the current month on realized wellhead prices of $86.52/Bbl, up $2.9 million from the prior month’s oil cash receipts.

Recorded natural gas cash receipts from the Underlying Properties totaled $1.7 million for the current month on realized wellhead prices of $2.75/Mcf, up $1.1 million from the prior month.

Total accrued operating expenses for the period were $2.9 million, up $0.4 million from the prior period. Capital expenditures increased $2.1 million from the prior period to $2.2 million.

Operational Update and Acreage Sale

As previously disclosed, COERT Holdings 1 LLC (the “Sponsor”) informed the Trustee in May that three wells from one of the larger, previously detailed drilling projects were finally converted to first revenues after a delay associated with the operator. These wells began generating revenues in 2022, but the amounts were only finalized for non-operating partners in 2023. The cash revenue catch-up totaled approximately $3.7 million, or approximately $2.9 million net to the Trust’s interest, which is included in the reported production and revenues for the current month’s net profits interest calculation.

Consistent with the Trust’s recent quarterly reports on Form 10-Q, the Sponsor intends to provide a more detailed update regarding the progress to date under the Sponsor’s capital expenditure program and the second half 2023 capital activity outlook for the Underlying Properties. The Sponsor has indicated that the Underlying Properties are seeing continued success in converting capital expenditures into operating revenues, as shown in the increased production and cash flows reflected in the current month’s net profits interest calculation.

As previously disclosed, in May, the Sponsor sold approximately $0.3 million in non-producing, non-cash flowing acreage to a private oil company, free and clear of the net profits interest burdening the properties, as permitted under the Amended and Restated Trust Agreement. The cash proceeds of this sale are included in the current month’s net profits interest calculation.

As previously disclosed, on May 3, 2023, the Sponsor entered into a sale contract for certain oil and natural gas properties (the “Divestiture Properties”) that constitute part of the Underlying Properties, subject to approval by the unitholders. The estimated net profits from the Divestiture Properties for the current month’s calculation were again negative, consistent with last month, given elevated operating expenses that do not exceed current commodity prices and increased capital expenditures by the operator of the Divestiture Properties.

Special Unitholder Meeting

As previously announced, the Trust will hold a special meeting for its unitholders to approve the sale of the Divestiture Properties and the release of the net profits interest with respect to the Divestiture Properties, as well as two proposals to raise certain threshold requirements for similar, future transactions.

The special meeting will be held virtually on July 19, 2023 at 10:00 a.m., Central Daylight Time, by live webcast at https://web.lumiagm.com/295009374, password “permianville2023” (case-sensitive).

Time is of the essence and Trust unitholders are urged to vote online by following the instructions on their proxy card to ensure votes are received in a timely manner.

The proxy statement filed with the Securities and Exchange Commission provides Trust unitholders with detailed information about the proposals and related matters. Trust unitholders are encouraged to carefully read the entire proxy statement and other relevant documents filed or to be filed by the Trust with the Securities and Exchange Commission in their entirety.

About Permianville Royalty Trust

Permianville Royalty Trust is a Delaware statutory trust formed to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain, predominantly non-operated, oil and gas properties in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission (the “SEC”), the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors. Future distributions are expected to be made on a monthly basis. For additional information on the Trust, please visit www.permianvilleroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include expectations regarding future operations and production from recently drilled wells, estimates of future amounts to be distributed to unitholders reflecting net proceeds from the sale of certain of the Underlying Properties, the timing of such distributions, and the amount and date of any anticipated distribution to unitholders. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from the Sponsor with respect to the relevant period. The amount of such cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will continue to be directly affected by the volatility in commodity prices, which have experienced significant fluctuation since the beginning of 2020 as a result of a variety of factors that are beyond the control of the Trust and the Sponsor. Low oil and natural gas prices will reduce profits to which the Trust is entitled, which will reduce the amount of cash available for distribution to unitholders and in certain periods could result in no distributions to unitholders. Other important factors that could cause actual results to differ materially include expenses of the Trust, reserves for anticipated future expenses and public health concerns, including the COVID-19 pandemic. In addition, future monthly capital expenditures may exceed the average levels experienced in 2022 and prior periods. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither the Sponsor nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by the Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Permianville Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

601 Travis Street, 16th Floor

Houston, Texas 77002

Sarah Newell 1 (512) 236-6555